UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026 (July 10, 2026)

Launch One Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42173	98-1781481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Grand Avenue, Suite 1530
Oakland, CA 94612

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (510) 200-8778

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	LPAAU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	LPAA	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	LPAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 o his chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 10, 2026, Launch One Acquisition Corp., a Cayman Islands exempted company (the “Company”), held an extraordinary general meeting in lieu of an annual general meeting of shareholders (the “Meeting” or “EGM”). The final prospectus filed with the U.S. Securities and Exchange Commission by the Company on July 12, 2024 and the Company’s amended and restated memorandum and articles of association (as amended and currently in effect, the “Articles”) provided that the Company initially had until July 15, 2026 (the date that was 24 months after the consummation of the Company’s initial public offering on July 15, 2024 (the “IPO”)) to complete a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”, and such period, the “Combination Period”). On July 10, 2026, at the Meeting, the Company’s shareholders approved, among other things, an amendment to the Articles (the “Extension Amendment”) to extend the end of the Combination Period from July 15, 2026 to January 15, 2027, or such earlier date as determined by the Company’s board of directors (the “Board”).

In connection with the Meeting, the Company entered into agreements (collectively, the “Non-Redemption Agreements”) with a number of shareholders of the Company (each, an “Investor”) in exchange for such Investors agreeing (i) not to redeem (or to validly rescind any redemption requests previously made in respect of), and (ii) to vote or consent (in person or by proxy) in favor of the Extension Amendment, with respect to an aggregate of 1,650,000 of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”) and, such shares subject to the Non-Redemption Agreements, the “Non-Redeemed Shares”), at the Meeting.

In exchange for the foregoing commitments by the Investors, the Launch One Sponsor LLC (the “Sponsor”) has agreed to transfer to such Investors an aggregate of 330,000 Class A ordinary shares of the Company held by it, at a ratio agreed between the parties promptly following the closing of the Company’s initial business combination, conditional on, among other matters, (i) such Investors not exercising (or having validly rescinded any prior exercise of) their redemption rights with respect to the Non-Redeemed Shares in connection with the EGM, (ii) such Investors voting or consenting in favor of the Extension Amendment Proposal at the EGM and (iii) the Extension Amendment being approved at the EGM.

Each Non-Redemption Agreement shall terminate on the earliest of (i) the failure of the Company’s shareholders to approve the Extension Amendment at the EGM, (ii) the fulfillment of all obligations of the parties under the Non-Redemption Agreement, (iii) the liquidation or dissolution of the Company, (iv) the mutual written agreement of the parties to the Non-Redemption Agreement, and (v) the exercise by an Investor of its redemption rights with respect to the Non-Redeemed Shares or the failure by such Investor to vote in favor of the Extension Amendment at the EGM.

The Non-Redemption Agreements were intended to increase the likelihood of the Extension Amendment being approved by the Company’s shareholders at the EGM and were intended to increase the amount of funds that remain in the Company’s trust account established in connection with the Company’s initial public offering following the EGM.

The foregoing summary of the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

 Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Under the law of the Cayman Islands, upon approval of the Extension Amendment Proposal (as defined below) by the affirmative vote of a majority of at least two-thirds (2/3) of the votes cast by the holders of the Company’s (i) Class A Ordinary Shares, and (ii) Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares,” and together with the Class A Ordinary Shares, the “Ordinary Shares”) voting as a single class, who, being entitled to do so, voted in person (including shareholders who voted online) or by proxy at the Meeting, the Extension Amendment became effective.

The foregoing description of the Extension Amendment is qualified in its entirety by reference to the Extension Amendment, a copy of which is filed hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s shareholders were presented with proposals to approve, by way of special resolution, the Extension Amendment to extend the date by which the Company must consummate a Business Combination from July 15, 2026 to January 15, 2027, or such earlier date as determined by the Board (the “Extension Amendment Proposal”).

Also at the Meeting, the Company’s shareholders were presented with a proposal to ratify, by way of ordinary resolution, the selection by the Board’s Audit Committee of WithumSmith+Brown, PC to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (the “Auditor Ratification Proposal” and together with the Extension Amendment Proposal, the “Proposals”).

The Extension Amendment Proposal was approved with the following vote from the holders of the Ordinary Shares:

For	Against	Abstentions	Broker Non-Votes
19,852,479	5,967,148	0	0

The Auditor Ratification Proposal was approved with the following vote from the holders of the Ordinary Shares:

For	Against	Abstentions	Broker Non-Votes
21,388,209	4,023,889	1,974,942	0

A proposal to adjourn the Meeting, by way of ordinary resolution, to a later date or dates or indefinitely, if necessary, to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or otherwise in connection with, the approval of any of the Proposals was not presented because there were enough votes to approve the Proposals.

In connection with the Meeting, the holders of 21,226,389 Class A Ordinary Shares included as part of the units in the IPO (the “Public Shares”) properly exercised their right to redeem such shares for cash at a redemption price of approximately $10.83 per share, for an aggregate redemption amount of approximately $229.9 million (the “Meeting Redemptions”). Following the Meeting Redemptions, there are 1,773,611 Public Shares currently issued and outstanding.

The Meeting was held, in part, to satisfy the annual meeting requirement pursuant to Listing Rule 5620(a) (the “Rule”) of The Nasdaq Stock Market LLC. Pursuant to the Rule, the Company was required to hold its first annual meeting of shareholders on or prior to December 31, 2026. Because the Meeting did not technically constitute an “annual general meeting” under Cayman Islands law, the terms of the Company’s Class I directors did not expire at the Meeting.

In addition, on July 13, 2026, the Company filed with the Cayman Islands Registrar of Companies a notice of the special resolution amending the Articles. Under Cayman Islands law, the amendment to the Articles took effect upon approval of the Extension Amendment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to the Company’s Amended and Restated Memorandum and Articles of Association.
10.1	Form of Non-Redemption Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUNCH ONE ACQUISITION CORP.

Date: July 13, 2026	By:	/s/ Chris Ehrlich
		Name:	Chris Ehrlich
		Title:	Chief Executive Officer

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